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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported) -- October 17, 2003

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                            ZIMMER HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


            DELAWARE                  001-16407                13-4151777
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
 of Incorporation)                                          Identification No.)

      345 EAST MAIN STREET, WARSAW, INDIANA                        46580
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    (Address of principal executive offices)                    (Zip Code)

                                 (574) 267-6131
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              (Registrant's telephone number, including area code)


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Item 2. Acquisition or Disposition of Assets.

        On October 2, 2003, Zimmer Holdings, Inc. (the "Company") consummated its offer to exchange all of the outstanding registered shares (including shares represented by American depositary shares ("ADSs")) of Centerpulse AG ("Centerpulse" and, such offer, the "Offer"). Centerpulse, a company organized under the laws of Switzerland, is a leading medical technology group employing over 2,800 employees globally, which serves the reconstructive joint, spinal and dental implant markets. Centerpulse is organized into three divisions, namely orthopaedics, spine-tech and dental, and has five production facilities in Switzerland, the United States and France.

        Also on October 2, 2003, the Company consummated its offer to exchange all of the outstanding bearer shares of InCentive Capital AG, renamed as SAICP AG ("InCentive" and, such offer, the "InCentive Offer"). InCentive is a Swiss investment company which beneficially owns 2,237,577 Centerpulse registered shares representing approximately 18.3% of the issued Centerpulse shares. The Offer and the InCentive Offer are collectively referred to herein as the "Offers."

        In the Offer, the Company acquired an aggregate of 9,006,144 Centerpulse registered shares and 8,505,475 Centerpulse ADSs, collectively representing approximately 80.4% and, together with the Centerpulse registered shares held by InCentive, 98.7% of the issued Centerpulse registered shares (including registered shares represented by ADSs). In the InCentive Offer, the Company acquired an aggregate of 2,146,871 InCentive bearer shares, representing approximately 99.9% of the issued InCentive bearer shares.

        Under the terms of the Offers, the mix and match election feature allowed tendering shareholders to elect to receive more shares of common stock, par value US$ 0.01 per share, of the Company ("Company Common Stock") or more cash than the "standard entitlement," in all cases, to the extent off-setting elections had been made by other tendering shareholders. For purposes of determining the number of shares of Company Common Stock and the amount of cash to be received by the tendering shareholders who had elected to receive more shares or more cash than the "standard entitlement," the assumed value of Company Common Stock was CHF 62.50 per share (based on the closing price of Company Common Stock of US$ 48.28 per share on May 19, 2003, the last trading day prior to the pre-announcement of the Offers, and the noon buying rate for U.S. dollars on such date of US$ 1.00 = CHF 1.2945).

        Pursuant to the terms of the Offer, the Company paid 3.68 shares of Company Common Stock and CHF 120.00 net in cash for each tendered Centerpulse registered share and 0.368 of a share of Company Common Stock and the U.S. dollar equivalent of CHF 12.00 net in cash for each tendered Centerpulse ADS to holders of registered shares and ADSs, respectively, who chose the "standard entitlement" under the mix and match election feature provided in the Offer or who did not make a mix and match election. The Company paid 3.7947 shares of Company Common Stock and CHF 112.83 net in cash for each tendered Centerpulse registered share and 0.3795 of a share of Company Common Stock and the U.S. dollar equivalent of CHF 11.28 net in cash for each tendered Centerpulse ADS to holders of registered shares and ADSs, respectively, who elected to receive "as many shares of Zimmer common stock as possible." The Company paid CHF 350.00 net in cash for each tendered Centerpulse registered share and the U.S. dollar equivalent of CHF 35.00 net in cash for each tendered Centerpulse ADS to holders of registered shares and ADSs, respectively, who elected to receive "as much cash as possible."


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        Pursuant to the terms of the InCentive Offer, the Company paid 3.8349 shares of Company Common Stock and CHF 178.84 net in cash for each tendered InCentive bearer share to holders of bearer shares who chose the "standard entitlement" under the mix and match election feature provided in the InCentive Offer or who did not make a mix and match election. The Company paid 4.0059 shares of Company Common Stock and CHF 168.15 net in cash for each tendered InCentive bearer share to holders of bearer shares who elected to receive "as many shares of Zimmer common stock as possible." The Company paid CHF 418.52 net in cash for each tendered InCentive bearer share to holders of bearer shares who elected to receive "as much cash as possible."

        The aggregate consideration paid by the Company in the Offers was approximately 44,538,770 shares of Company Common Stock and CHF 1,565 million in cash (a portion of such cash amount was paid to holders of Centerpulse ADSs in U.S. dollars).

        The source of the cash portion of the consideration paid in the Offers by the Company was (a) a revolving credit and term loan agreement dated June 12, 2003 by and among the Company, JPMorgan Chase Bank, as administrative agent, the lenders and certain other parties thereto, a copy of which was filed as Exhibit 10.27 to the Company's Registration Statement on Form S-4 (Commission File No. 333-105561) with respect to the Offer (the "Registration Statement"), and (b) a 364-day credit agreement dated June 12, 2003 by and among the Company, JPMorgan Chase Bank, as administrative agent, the lenders and certain other parties thereto, a copy of which was filed as Exhibit 10.28 to the Registration Statement.

        Upon consummation of the Offers, the Company filed certain actions with the relevant Swiss authorities to initiate the compulsory acquisition of the remaining Centerpulse registered shares (including registered shares represented by ADSs) and InCentive bearer shares under Swiss law. Subject to the approval of the relevant Swiss authorities, the Company currently anticipates consummating the compulsory acquisition during the first half of 2004.

Item 7.         Financial Statements and Exhibits.

     (a)        Financial Statements of Business Acquired.*

     (b)        Pro Forma Financial Information.*
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*       The Company will file the required financial statements with respect to the acquisitions under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Zimmer Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ZIMMER HOLDINGS, INC.

                                  By: /s/ David C. Dvorak
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                                      David C. Dvorak
                                      Senior Vice President, Corporate
                                      Affairs, General Counsel and Secretary

Date: October 17, 2003


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